Exhibit 99.1

FOR IMMEDIATE RELEASE

Quad/Graphics Reports 4th Quarter 2010 Results

SUSSEX, WI, March 9, 2011 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported results for its fourth quarter ending December 31, 2010. The quarter’s results include the July 2, 2010, acquisition of World Color Press Inc. (“Worldcolor”). To assist in comparisons, references to pro forma measures assume that the acquisition of Worldcolor was completed on January 1, 2009.

Summary:

•                  Strong cash flow generation combined with reduction in restricted cash and collateral at legacy Worldcolor was used to pay down $179 million of debt during the fourth quarter;

•                  Integration-related closures of eight North American manufacturing facilities, Worldcolor’s Montreal headquarters and other restructuring actions have resulted in the net reduction of approximately 3,000 employees to date;

•                  Fourth Quarter 2010 net sales increased to $1.39 billion from pro forma net sales of $1.36 billion in fourth quarter 2009 and net sales of $1.21 billion in third quarter 2010;

•                  Fourth Quarter 2010 Adjusted EBITDA of $224.2 million compared to pro forma Adjusted EBITDA of $235.5 million in fourth quarter 2009 and Adjusted EBITDA of $159.2 million in third quarter 2010;

•                  Fourth Quarter 2010 Adjusted EBITDA margin of 16.2% compared to pro forma Adjusted EBITDA margin of 17.3% in fourth quarter 2009 and Adjusted EBITDA margin of 13.2% in third quarter 2010.

“We are very pleased with our results for fourth quarter 2010, which is our second quarter reporting as a combined company,” said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. “Net sales were up slightly over pro forma 2009 despite continued pricing pressures and the downward trajectory of Worldcolor revenues.” Given the industry’s ongoing competitive pricing environment, Mr. Quadracci noted that the company will continue its historic focus on improving operational excellence through lean manufacturing and continuous improvement initiatives as well as reinvesting in its platform. “We are rapidly deploying lean manufacturing across our entire organization to achieve improved efficiencies, reduce waste, lower overall operating costs, enhance quality and timeliness, and create a safer work environment for our employees. As a result of our effective integration efforts and synergy achievements along with aggressive cost management, our Adjusted EBITDA of $224.2 million and Adjusted EBITDA margin of 16.2% marked a solid finish to our year.”

“Our cash flow during the fourth quarter was very strong and allowed us to pay down $179 million of debt and continue to strengthen our balance sheet,” said John Fowler, Executive Vice President & CFO.

“Of the $179 million, approximately $132 million was cash generated from operating activities and $60 million was from the reduction in restricted cash and collateral at Worldcolor, offset by the assumption of $13 million of debt in the HGI acquisition. This debt pay down results from our efforts to deleverage our balance sheet and, over time, return to investment grade. We view cash flow generation as one of the most important measures of a printing company’s financial success and it has been a focus of how we’ve managed our business over many years.”

The Company continues to make significant progress in the integration. “We moved quickly, but deliberately, to focus on each and every customer as we transitioned work to new plants,” said Mr. Quadracci. “Moving each title is a very exacting process as no two titles and no two issues within a title are the same. We focused heavily on sustainable, repeatable processes, training and multi-point communication, and ensured that there were appropriate timelines and resources in place. During our busiest season of the year, we transitioned nearly 400 titles from closing facilities onto our more efficient and modern platform with minimal disruption to customers. To date, we retained 97% of revenues associated with those transitioned titles and are very pleased with and thankful for our customers’ support throughout this process. We believe that our high retention rate is a significant achievement and speaks to the thoughtful planning and preparation that has gone into our integration. We also successfully managed the costs and timeline as we ramped down the plants we are closing.”

By year end 2010, the Company had closed six North American plants and Worldcolor’s Montreal headquarters.  In early 2011, the Company already announced or completed two additional North American plant closures. The impact of these and other restructuring actions will result in the closure of approximately 3.6 million square feet of manufacturing and warehousing space, and a gross reduction of 4,400 employees. Currently, the Company has realized a net reduction of approximately 3,000 full-time equivalent employees. “Overall, the integration process is moving forward as expected, but we are not finished as this is a 24-month journey,” Mr. Quadracci stated. “We are now confident that we’ll achieve somewhat more than the $225 million in synergy savings on an annual run-rate basis within 24 months of closing the Worldcolor acquisition. We continue looking for additional cost-savings opportunities to build upon our integration synergy savings.”

“We are in the midst of a complex integration with many moving pieces,” Mr. Fowler said. “In addition, the company we acquired was in a downward trajectory as a result of its bankruptcy. Given these facts, we are making an exception to our limited guidance policy and will provide adjusted EBITDA guidance for 2011. We anticipate full year 2011 Adjusted EBITDA to be slightly in excess of $700 million, and will be dependent on the extent to which volumes and the competitive pricing environment affect the economic recovery in the print market. Additionally, as we make further progress on our integration and other cost reduction efforts, we expect that there will be frictional costs associated with those activities, as was the case in 2010.”

Mr. Quadracci affirmed that the Company will continue to invest in opportunities to expand its print and print-related products and services as well as grow diversified and profitable streams of revenue. “We have a clear vision for building our business by leveraging our strengths and core competencies to help our customers and prospective customers,” he said. “We will continue to move the business forward through strategic initiatives that enhance our service offering, benefit our clients and their business goals, and create shareholder value.”

Three Months
For the three months ended December 31, 2010, as reported net sales were $1,385.1 million compared to pro forma net sales of $1,360.6 million in the same period in 2009. As reported, Adjusted EBITDA and Adjusted EBITDA margin were $224.2 million and 16.2% compared to pro forma Adjusted EBITDA and pro forma Adjusted EBITDA margin of $235.5 million and 17.3% in the same period in 2009. As reported net sales were $1,385.1 million compared to as reported net sales of $512.6 million in the same period in 2009. On an as reported basis, Adjusted EBITDA was $224.2 million compared to $103.3 million in the same period in 2009.

As reported 2010 net income attributable to common shareholders in the three months was $26.6 million, or $0.55 diluted earnings per share, versus income of $36.1 million or $1.24 diluted earnings per share in the same period in 2009. The fourth quarter results include restructuring, impairment and transaction-related charges of $50.9 million and $1.2 million in 2010 and 2009, respectively. Excluding the effects of restructuring, impairment and transaction-related charges and utilizing a 39% pro forma normalized effective tax rate in both years, net earnings would have been $64.3 million or $1.33 diluted earnings per share in the three months ended December 31, 2010, versus net earnings of $23.9 million or $0.82 diluted earnings per share in the same period last year.

Year-to-Date
For the twelve months ended December 31, 2010, pro forma net sales were $4,764.7 million compared to $4,872.5 million in the same period in 2009. Pro forma Adjusted EBITDA and Pro forma Adjusted EBITDA margin were $671.9 million and 14.1% compared to $653.1 million and 13.4% in the same period in 2009. As reported net sales were $3,391.7 million compared to as reported net sales of $1,788.5 million in the same period of 2009. On an as reported basis, Adjusted EBITDA was $503.0 million compared to $326.3 million in the same period in 2009.

As reported 2010 net loss attributable to common shareholders in the twelve months was $250.1 million, or ($6.67) per share, versus as reported net income of $52.8 million or $1.81 diluted earnings per share in the same period of 2009. The year-to-date results include restructuring, impairment and transaction-related charges of $162.5 million and $11.2 million in 2010 and 2009, respectively, as well as a $200.5 million non-cash tax adjustment in 2010. Excluding the effects of restructuring, impairment and transaction-related charges, and utilizing a 39% pro forma normalized effective tax rate in both years, net earnings would have been $86.2 million or $2.30 diluted earnings per share for the full year 2010 versus net earnings of $42.3 million or $1.45 diluted earnings per share in the same period in 2009.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically Adjusted EBITDA and Adjusted EBITDA margin. They are presented to provide additional information regarding Quad/Graphics’ performance and because both are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

Fourth Quarter 2010 Conference Call
Quad/Graphics will hold an earnings conference call at 10 a.m. ET on March 10, to discuss fourth quarter results, both GAAP as reported as well as year-to-date pro forma, including the acquisition of Worldcolor. The full earnings release and the slide presentation will be concurrently available on the investor relations section of Quad/Graphics’ website at http://investors.qg.com.

The event is being streamed as a webcast with slide presentation.  It is recommended that you listen via computer at http://us.meeting-stream.com/quadgraphics_031011/

Please test your connection prior to joining to ensure a successful user experience. The test link is http://test.meeting-stream.com.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•                  (877) 217-9946  (US/Canada)

•                  (702) 696-4824  (International)

•                  Conference ID:  42699327

A replay of the conference call will be available via phone and the Internet. To access the replay via phone, please call (800) 642-1687 or (706) 645-9291 and enter the Conference ID number 42699327.

To access the replay via the internet, please use the following link:
http://us.meeting-stream.com/quadgraphics_031011/. Registration is required for replay.

Forward-Looking Statements

To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, Quad/Graphics’ objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe,” or “continue,” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements.  Among such risks, uncertainties and other factors that may impact Quad/Graphics are: the impact of significant overcapacity in the commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the impact of fluctuations in costs and availability of raw materials, energy costs and freight rates;  Quad/Graphics may be unable to achieve the estimated potential synergies expected from the recently completed acquisition of Worldcolor or it may take longer or cost more than expected to achieve those synergy savings; unexpected costs or liabilities related to the acquisition, including the effects of purchase accounting that may be different from Quad/Graphics’ preliminary allocations; failure to successfully integrate the operations of Quad/Graphics and Worldcolor; the impact of electronic media and similar technological changes; changes in macroeconomic or political conditions in the countries where Quad/Graphics operates; regulatory matters and risks; legislative developments or changes in laws;  the impact of fluctuations in interest rates and foreign exchange rates; and the effect of accounting pronouncements issued periodically by standard-setting bodies.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics’ filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on the Company’s forward-looking statements to make decisions with respect to Quad/Graphics.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts and circulars, direct mail products, books and directories. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has approximately 25,000 full-time equivalent employees working from approximately 60 print-production facilities as well as other support locations throughout the United States, Canada, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today’s multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Investor Relations Contact:
Barb Bolens, Quad/Graphics, 414-566-4959, Barb.Bolens@qg.com

Media Contact:
Claire Ho, Quad/Graphics, 414-566-2955, Claire.Ho@qg.com

###

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 2010 and 2009

(in millions, except per share data)

(UNAUDITED)

	Three Months Ended December 31,
	2010	2009

Net sales	$1,385.1	$512.6

Cost of sales	1,057.1	359.1
Selling, general and administrative expenses	106.7	51.7
Depreciation and amortization	89.2	49.3
Restructuring, impairment and transaction-related charges	50.9	1.2
Total operating expenses	1,303.9	461.3

Operating income	81.2	51.3

Interest expense	31.5	15.8

Earnings before income taxes and equity in earnings of unconsolidated entities	49.7	35.5

Income tax expense	26.0	0.9

Earnings before equity in earnings of unconsolidated entities	23.7	34.6

Equity in earnings of unconsolidated entities	2.8	1.7

Net earnings	$26.5	$36.3

Net (earnings) loss attributable to noncontrolling interests	0.1	(0.2)

Net earnings attributable to Quad/Graphics common shareholders	$26.6	$36.1

Earnings per share attributable to Quad/Graphics common shareholders:
Basic	$0.57	$1.28

Diluted	$0.55	$1.24

Weighted average number of common shares outstanding:
Basic	47.0	28.1

Diluted	48.4	29.0

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2010 and 2009

(in millions, except per share data)

(UNAUDITED)

	Year Ended December 31,
	2010	2009

Net sales	$3,391.7	$1,788.5

Cost of sales	2,581.5	1,274.2
Selling, general and administrative expenses	316.2	194.0
Depreciation and amortization	274.5	196.7
Restructuring, impairment and transaction-related charges	162.5	11.2
Total operating expenses	3,334.7	1,676.1

Operating income	57.0	112.4

Interest expense	92.9	64.1

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	(35.9)	48.3

Income tax expense	223.2	1.5

Earnings (loss) before equity in earnings of unconsolidated entities	(259.1)	46.8

Equity in earnings of unconsolidated entities	9.1	6.3

Net earnings (loss)	$(250.0)	$53.1

Net earnings attributable to noncontrolling interests	(0.1)	(0.3)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(250.1)	$52.8

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic	$(6.67)	$1.87

Diluted	$(6.67)	$1.81

Weighted average number of common shares outstanding:
Basic	37.5	28.3

Diluted	37.5	29.2

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2010 and 2009

(in millions)

(UNAUDITED)

	December 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$20.5	$8.9
Receivables, less allowances for doubtful accounts	786.4	227.2
Inventories	247.4	87.3
Prepaid expenses and other current assets	64.3	7.4
Deferred income taxes	76.8	5.3
Restricted cash	16.0	—

Total current assets	1,211.4	336.1

Property, plant and equipment—net	2,317.8	1,677.3
Goodwill	814.7	39.6
Other intangible assets—net	368.3	10.0
Restricted cash	84.5	—
Equity method investments in unconsolidated entities	82.5	40.7
Other long-term assets	67.8	5.5

Total assets	$4,947.0	$2,109.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$244.4	$105.0
Amounts owing in satisfaction of bankruptcy claims	26.1	—
Accrued liabilities	515.1	151.7
Short-term debt and current portion of long-term debt	102.6	100.1
Current portion of capital lease obligations	14.5	7.6

Total current liabilities	902.7	364.4

Long-term debt	1,418.4	749.7
Unsecured notes to be issued	52.5	—
Capital lease obligations	43.2	15.8
Deferred income taxes	433.8	16.0
Other long-term liabilities	603.8	39.9

Total liabilities	3,454.4	1,185.8

Redeemable equity	10.6	141.5

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	0.8
Additional paid-in capital	1,002.0	77.8
Treasury stock	(295.7)	(304.5)
Retained earnings	720.9	1,011.2
Accumulated other comprehensive income (loss)	52.7	(3.7)

Quad/Graphics common stock and other equity	1,481.3	781.6

Noncontrolling interests	0.7	0.3

Total common stock and other equity and noncontrolling interests	1,482.0	781.9

Total liabilities and shareholders’ equity	$4,947.0	$2,109.2

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2010 and 2009

(in millions)

(UNAUDITED)

	Year Ended December 31,
	2010	2009
OPERATING ACTIVITIES
Net earnings (loss)	$(250.0)	$53.1
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	274.5	196.7
Deferred income taxes	192.5	0.7
Other non-cash adjustments to net earnings (loss)	44.4	(7.3)
Changes in operating assets and liabilities—net of acquisitions	(108.6)	(0.8)
Net Cash Provided by Operating Activities	152.8	242.4

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(112.6)	(87.8)
Net proceeds from casualty insurance	3.3	19.2
Proceeds from the sale of property, plant and equipment	19.7	0.4
Transfers to restricted cash	(38.5)	—
Acquisitions of businesses—net of cash acquired	10.0	—
Net Cash Used in Investing Activities	(118.1)	(68.2)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	689.2	—
Payments of long-term debt	(514.9)	(43.4)
Payments of capital lease obligations	(26.3)	(7.1)
Borrowings on revolving credit facilities	837.0	563.0
Payments on revolving credit facilities	(806.4)	(660.4)
Payment of capitalized debt issuance costs	(45.8)	—
Proceeds from issuance of common stock	1.1	1.1
Purchase of treasury stock	—	(13.1)
Payment of cash distributions	(140.0)	—
Payment of cash dividends	(14.0)	(14.1)
Payment of tax distributions	(10.0)	(10.6)
Net Cash Used in Financing Activities	(30.1)	(184.6)

Effect of exchange rates on cash and cash equivalents	7.0	0.5

Net Increase (Decrease) in Cash and Cash Equivalents	$11.6	$(9.9)

Cash and Cash Equivalents at Beginning of Period	8.9	18.8

Cash and Cash Equivalents at End of Period	$20.5	$8.9

QUAD/GRAPHICS, INC.

SEGMENT FINANCIAL INFORMATION

For the Three Months and Years Ended December 31, 2010 and 2009

(in millions)

(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended December 31, 2010
North America Print and Related Services	$1,254.9	$110.1	$36.0
International	130.2	(9.6)	1.8
Total operating segments	1,385.1	100.5	37.8
Corporate	—	(19.3)	13.1
Total	$1,385.1	$81.2	$50.9

Three months ended December 31, 2009
North America Print and Related Services	$446.9	$56.2	$1.1
International	65.7	0.1	0.1
Total operating segments	512.6	56.3	1.2
Corporate	—	(5.0)	—
Total	$512.6	$51.3	$1.2

Year ended December 31, 2010
North America Print and Related Services	$3,037.4	$196.2	$63.7
International	354.3	(53.2)	33.3
Total operating segments	3,391.7	143.0	97.0
Corporate	—	(86.0)	65.5
Total	$3,391.7	$57.0	$162.5

Year ended December 31, 2009
North America Print and Related Services	$1,554.2	$134.3	$10.9
International	234.3	(10.7)	0.3
Total operating segments	1,788.5	123.6	11.2
Corporate	—	(11.2)	—
Total	$1,788.5	$112.4	$11.2

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three Months Ended December 31, 2010 and 2009

(in millions)

(UNAUDITED)

	Three Months Ended December 31,
	2010	2009

Net earnings attributable to Quad/Graphics common shareholders	$26.6	$36.1

Interest expense	31.5	15.8
Income tax expense	26.0	0.9
Depreciation and amortization	89.2	49.3

EBITDA (Non-GAAP)	$173.3	$102.1
EBITDA Margin (Non-GAAP)	12.5%	19.9%

Restructuring, impairment and transaction-related charges (1)	50.9	1.2

Adjusted EBITDA (Non-GAAP)	$224.2	$103.3
Adjusted EBITDA Margin (Non-GAAP)	16.2%	20.2%

(1)          Operating results for the three months ended December 31, 2010 and 2009 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2010	2009

Employee termination costs (a)	$15.9	$0.1
Impairment charges (b)	2.1	—
Transaction-related charges (c)	0.5	—
Integration costs (c)	17.5	—
Other restructuring charges (d)	14.9	1.1

Restructuring, impairment and transaction-related charges	$50.9	$1.2

(a)	Employee termination costs resulted from severance payments for plant closures and various workforce reductions.
(b)	Impairment charges resulted from impairment charges on assets related to the November 2010 announcement of the Fredericksburg, Virginia plant closure.
(c)	Transaction-related charges and integration costs resulted primarily from the acquisition of Worldcolor.
(d)	Other restructuring charges resulted from utility contract costs, lease termination costs and costs to maintain and exit idle facilities.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Years Ended December 31, 2010 and 2009

(in millions)

(UNAUDITED)

	Year Ended December 31,
	2010	2009

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(250.1)	$52.8

Interest expense	92.9	64.1
Income tax expense	223.2	1.5
Depreciation and amortization	274.5	196.7

EBITDA (Non-GAAP)	$340.5	$315.1
EBITDA Margin (Non-GAAP)	10.0%	17.6%

Restructuring, impairment and transaction-related charges (1)	162.5	11.2

Adjusted EBITDA (Non-GAAP)	$503.0	$326.3
Adjusted EBITDA Margin (Non-GAAP)	14.8%	18.2%

(1)          Operating results for the years ended December 31, 2010 and 2009 were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2010	2009

Employee termination costs (a)	$38.6	$10.1
Impairment charges (b)	32.9	—
Transaction-related charges (c)	41.5	—
Integration costs (c)	27.8	—
Other restructuring charges (d)	21.7	1.1

Restructuring, impairment and transaction-related charges	$162.5	$11.2

(a)	Employee termination costs resulted from severance payments for plant closures and various workforce reductions.
(b)

Impairment charges resulted from impairment charges on assets related to the June 2010 announcement of the Pila, Poland plant closure, the August 2010 announcement of the Reno, Nevada plant closure and the November 2010 announcement of the Fredericksburg, Virginia plant closure.

(c)	Transaction-related charges and integration costs resulted primarily from the acquisition of Worldcolor.
(d)	Other restructuring charges resulted from utility contract costs, lease termination costs and costs to maintain and exit idle facilities.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Years Ended December 31, 2010 and 2009

(in millions)

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2010 (actual)	2009 (pro forma)	2010 (pro forma)	2009 (pro forma)

Net sales	$1,385.1	$1,360.6	$4,764.7	$4,872.5

Cost of sales	1,057.1	1,001.1	3,653.6	3,760.2
Selling, general and administrative expenses	106.7	125.6	448.2	465.2
Depreciation and amortization	89.2	98.7	369.2	373.2
Restructuring, impairment and transaction-related charges	50.9	25.4	208.8	69.2
Total operating expenses	1,303.9	1,250.8	4,679.8	4,667.8

Operating income	81.2	109.8	84.9	204.7

Interest and financial expense	31.5	31.5	132.3	109.6

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	49.7	78.3	(47.4)	95.1

Income tax expense	26.0	26.2	190.6	52.6

Earnings (loss) before equity in earnings of unconsolidated entities	23.7	52.1	(238.0)	42.5

Equity in earnings of unconsolidated entities	2.8	1.7	9.1	6.3

Net earnings (loss)	$26.5	$53.8	$(228.9)	$48.8

Net (earnings) loss attributable to noncontrolling interests	0.1	(0.1)	(0.1)	(0.3)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$26.6	$53.7	$(229.0)	$48.5

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2009.

Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

QUAD/GRAPHICS, INC.

PRO FORMA - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three Months and Years Ended December 31, 2010 and 2009

(in millions)

(UNAUDITED)

	Three Months Ended December 31,
	2010 (actual)	2009 (pro forma)

Net earnings attributable to Quad/Graphics common shareholders	$26.6	$53.7

Interest and financial expense	31.5	31.5
Income tax expense	26.0	26.2
Depreciation and amortization	89.2	98.7

EBITDA (Non-GAAP)	$173.3	$210.1
EBITDA Margin (Non-GAAP)	12.5%	15.4%

Restructuring, impairment and transaction-related charges	50.9	25.4

Adjusted EBITDA (Non-GAAP)	$224.2	$235.5
Adjusted EBITDA Margin (Non-GAAP)	16.2%	17.3%

	Year Ended December 31,
	2010 (pro forma)	2009 (pro forma)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(229.0)	$48.5

Interest and financial expense	132.3	109.6
Income tax expense	190.6	52.6
Depreciation and amortization	369.2	373.2

EBITDA (Non-GAAP)	$463.1	$583.9
EBITDA Margin (Non-GAAP)	9.7%	12.0%

Restructuring, impairment and transaction-related charges	208.8	69.2

Adjusted EBITDA (Non-GAAP)	$671.9	$653.1
Adjusted EBITDA Margin (Non-GAAP)	14.1%	13.4%

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2009.  Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.